                                                                   EXHIBIT 3.8.3

                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                      DOANE/WINDY HILL JOINT VENTURE CORP.

                                   MAY 1, 2000

      Doane/Windy Hill Joint Venture Corp. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of the Corporation, pursuant to a unanimous consent in lieu of a meeting, adopted a resolution proposing and declaring advisable the following amendment to the Corporation's Certificate of Incorporation (the "Amendment"):

            Article First of the Certificate is Incorporation is hereby amended to provide in its entirety as follows:

                  "FIRST:  The name of the Corporation is DPC
            Investment Corp."

      SECOND: This Amendment was duly adopted in accordance with Section 242 of the DGCL.

      IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

                                    DOANE/WINDY HILL JOINT VENTURE CORP.



                                    By:   /s/ Thomas R. Heidenthal
                                          ------------------------------
                                          Thomas R. Heidenthal
                                          Secretary